Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Second Quarter Revenue and Commits to Net Zero Emissions by 2030

Second Quarter Revenues Grew 93% to $641 million
Operating Income Increased $139 million to $195 million
Raises Full Year Revenue Growth and Operating Margin Guidance
___________________________________________________________________________

BROOMFIELD, COLORADO — July 22, 2021 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its second quarter 2021 financial results.

“We continue to see strong consumer demand for the Crocs brand globally. On the back of record second quarter results and continued momentum, we are raising our full year 2021 guidance,” said Andrew Rees, Chief Executive Officer. “We are also committing to net zero emissions by 2030, enabling us to provide ‘comfort without carbon’ to our customers worldwide. I believe we can deliver sustained, highly profitable growth while having a positive impact on our planet and our communities.”

Second Quarter 2021 Highlights

•Record revenues of $640.8 million increased 93.3%, or 88.4% on a constant currency basis as compared to 2020. Revenue growth was strong in all regions, with the Americas up 135.6%, Asia Pacific up 27.1% and Europe, Middle East, and Africa (“EMEA”) up 52.6% on a constant currency basis versus prior year.
•Digital sales grew 25.4% to represent 36.4% of revenue versus 56.1% and 32.6% of revenue in 2020 and 2019, respectively.
•Direct-to-consumer (“DTC”) sales grew 78.6% compared to 2020 and 86.4% compared to 2019, to represent 52.0% of second quarter revenues.
•Operating income more than tripled to $195.3 million as compared to 2020 and operating margins expanded to 30.5%.

Commitment to Net Zero Emissions by 2030

As one of the world’s largest footwear companies, we strive to make a positive impact on the global footwear industry and our planet by committing to transparent, socially conscious, and sustainable business practices. This week Crocs committed to becoming a net zero emissions company by 2030, prioritizing the mitigation of Scope 1, 2 and 3 CO2 equivalent emissions. The plan we are implementing to achieve this commitment centers on the transition to sustainable ingredients, minimizing packaging, responsible resource use, and exploring innovative product afterlife solutions. Additionally, we remain committed to community and inclusivity, rooted in a culture of governance, transparency, and accountability. Please visit www.crocs.com/crocs-purpose to learn more ahead of our annual ESG report that will be published in early 2022.

Second Quarter 2021 Operating Results

Amounts referred to as “Adjusted” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

•Revenues were $640.8 million, an increase of 93.3% from the same period last year, or 88.4% on a constant currency basis. DTC revenues grew 78.6% and wholesale revenues grew 112.1%.
•Gross margin of 61.7% increased 740 basis points compared to 54.3% in the same period last year. Adjusted gross margin of 61.8% rose 660 basis points compared to the same period last year.
•SG&A expenses of $199.9 million increased from $123.3 million in the same period last year and SG&A as a percent of revenues improved to 31.2% from 37.2%. Adjusted SG&A improved to 31.2% of revenues versus 33.0% for the same period last year.
•Income from operations grew to $195.3 million from $56.6 million for the same period last year, while operating margin expanded to 30.5% from 17.1%. Adjusted income from operations rose 166.1% to $196.4 million and adjusted operating margin was 30.7% compared to 22.3% for the same period last year.
•Diluted earnings per share were $4.93, as compared to $0.83 for the same period last year. Adjusted diluted earnings per share were $2.23, up $1.22 compared to $1.01 for the same period last year.

Second Quarter 2021 Geographic Summary

•Americas: Revenues of $405.7 million increased 135.6% on a constant currency basis.
•Asia Pacific: Revenues of $126.8 million increased 27.1% on a constant currency basis.
•EMEA: Revenues of $108.3 million increased 52.6% on a constant currency basis.

Second Quarter 2021 Channel Summary

•DTC: Revenues increased 78.6% to $333.4 million compared to $186.7 million for the same period last year.
•Wholesale: Revenues increased 112.1% to $307.3 million compared to $144.9 million for the same period last year.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $197.9 million as of June 30, 2021, compared to $135.8 million as of December 31,
2020.
•Inventories increased to $209.1 million as of June 30, 2021, compared to $175.1 million as of December 31,
2020 and $146.8 million as of June 30, 2020.
•Capital expenditures during the six months ended June 30, 2021 were $21.3 million, compared to $24.3 million for the same period last year.
•Borrowings at June 30, 2021 were $386.4 million, including $350.0 million of senior notes issued in March 2021. Our liquidity position remains strong with $454.7 million in available borrowing capacity.

Share Repurchase Activity
During the second quarter we executed a $300.0 million accelerated share repurchase whereby we repurchased approximately 2.9 million shares of our common stock at an average price of $103.79 per share.

Financial Outlook
Third Quarter 2021
With respect to the third quarter of 2021, we expect:
•Revenue growth to be between 60% and 70% compared to third quarter 2020 revenues of $361.7 million.
•Non-GAAP adjustments of approximately $3 million related to distribution center investments that will negatively impact gross margin.

•Non-GAAP operating margin to be between 24% and 26%.

Full Year 2021
With respect to 2021, we expect:
•Revenue growth to be between 60% and 65% compared to 2020 revenues of $1,386.0 million.
•Non-GAAP adjustments of approximately $8 to $10 million related to distribution center investments that will negatively impact gross margin.
•Non-GAAP operating margin of approximately 25%.
•Non-GAAP effective tax rate of approximately 23%, excluding a GAAP tax credit of $175.7 million.
•Capital expenditures of $80 to $100 million for supply chain investments to support growth.

Conference Call Information

A conference call to discuss second quarter 2021 results is scheduled for today, Thursday, July 22, 2021, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through July 22, 2022 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to our commitment and ability to achieve net zero emissions by 2030, the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, tax rate, capital expenditures, operating margin, non-GAAP adjustments and ability to deliver sustained, highly profitable growth. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$640,773	$331,549	$1,100,871	$612,709
Cost of sales	245,592	151,616	452,471	298,614
Gross profit	395,181	179,933	648,400	314,095
Selling, general and administrative expenses	199,859	123,338	328,392	236,688
Income from operations	195,322	56,595	320,008	77,407
Foreign currency losses, net	(117)	(687)	(621)	(918)
Interest income	71	49	98	146
Interest expense	(4,712)	(2,170)	(6,344)	(4,091)
Other income, net	2	907	13	928
Income before income taxes	190,566	54,694	313,154	73,472
Income tax expense (benefit)	(128,388)	(1,857)	(104,198)	5,830
Net income	$318,954	$56,551	$417,352	$67,642
Net income per common share:
Basic	$5.02	$0.84	$6.47	$1.00
Diluted	$4.93	$0.83	$6.35	$0.99
Weighted average common shares outstanding:
Basic	63,595	67,416	64,526	67,674
Diluted	64,640	68,038	65,744	68,664

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net income	$318,954	$56,551	$417,352	$67,642
Denominator:
Weighted average common shares outstanding - basic	63,595	67,416	64,526	67,674
Plus: Dilutive effect of stock options and unvested restricted stock units	1,045	622	1,218	990
Weighted average common shares outstanding - diluted	64,640	68,038	65,744	68,664

Net income per common share:
Basic	$5.02	$0.84	$6.47	$1.00
Diluted	$4.93	$0.83	$6.35	$0.99

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$197,853	$135,802
Restricted cash - current	1,469	1,542
Accounts receivable, net of allowances of $22,508 and $21,093, respectively	233,262	149,847
Inventories	209,089	175,121
Income taxes receivable	1,352	1,857
Other receivables	14,438	10,816
Prepaid expenses and other assets	21,052	17,856
Total current assets	678,515	492,841
Property and equipment, net of accumulated depreciation and amortization of $85,351 and $86,305, respectively	76,949	57,467
Intangible assets, net of accumulated amortization of $103,741 and $95,426, respectively	33,731	37,636
Goodwill	1,669	1,719
Deferred tax assets, net	515,667	350,784
Restricted cash	3,857	1,929
Right-of-use assets	175,378	167,421
Other assets	8,036	8,926
Total assets	$1,493,802	$1,118,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$166,817	$112,778
Accrued expenses and other liabilities	156,565	126,704
Income taxes payable	11,814	5,038
Current operating lease liabilities	45,726	47,064
Total current liabilities	380,922	291,584
Long-term income taxes payable	200,969	205,974
Long-term borrowings	386,383	180,000
Long-term operating lease liabilities	162,552	146,401
Other liabilities	4,212	4,131
Total liabilities	1,135,038	828,090
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 105.7 million and 105.0 million issued, 62.4 million and 65.9 million outstanding, respectively	106	105
Treasury stock, at cost, 43.3 million and 39.1 million shares, respectively	(1,078,857)	(688,849)
Additional paid-in capital	530,357	482,385
Retained earnings	970,698	553,346
Accumulated other comprehensive loss	(63,540)	(56,354)
Total stockholders’ equity	358,764	290,633
Total liabilities and stockholders’ equity	$1,493,802	$1,118,723

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$417,352	$67,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,749	13,499
Operating lease cost	29,758	30,213
Inventory donations	641	8,821
Provision for (recovery of) doubtful accounts, net	(2,556)	6,507
Share-based compensation	19,348	5,942
Deferred income taxes	(176,862)	—
Other non-cash items	836	2,029
Changes in operating assets and liabilities:
Accounts receivable	(82,621)	(62,146)
Inventories	(36,099)	11,240
Prepaid expenses and other assets	4,059	1,002
Accounts payable, accrued expenses and other liabilities	75,520	(15,316)
Right-of-use assets and operating lease liabilities	(22,759)	(29,166)
Cash provided by operating activities	242,366	40,267
Cash flows from investing activities:
Purchases of property, equipment, and software	(21,329)	(24,328)
Proceeds from disposal of property and equipment	6	434
Other	—	(116)
Cash used in investing activities	(21,323)	(24,010)
Cash flows from financing activities:
Proceeds from notes issuance	350,000	—
Proceeds from bank borrowings	170,000	150,000
Repayments of bank borrowings	(305,000)	(80,000)
Repurchases of common stock	(350,000)	(39,159)
Repurchases of common stock for tax withholding	(11,619)	(2,573)
Other	(8,725)	609
Cash provided by (used in) financing activities	(155,344)	28,877
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,793)	(2,360)
Net change in cash, cash equivalents, and restricted cash	63,906	42,774
Cash, cash equivalents, and restricted cash—beginning of period	139,273	112,045
Cash, cash equivalents, and restricted cash—end of period	$203,179	$154,819

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations”, “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP adjusted operating margin” and “Non-GAAP effective tax rate.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and six months ended June 30, 2021, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$640,773	$331,549	$1,100,871	$612,709

GAAP cost of sales	$245,592	$151,616	$452,471	$298,614
New distribution centers (1)	(1,115)	(812)	(2,100)	(1,739)
COVID-19 inventory write-off (2)	—	(2,396)	—	(2,396)
Total adjustments	(1,115)	(3,208)	(2,100)	(4,135)
Non-GAAP cost of sales	$244,477	$148,408	$450,371	$294,479

GAAP gross profit	$395,181	$179,933	$648,400	$314,095
GAAP gross margin	61.7%	54.3%	58.9%	51.3%

Non-GAAP gross profit	$396,296	$183,141	$650,500	$318,230
Non-GAAP gross margin	61.8%	55.2%	59.1%	51.9%
(1) Represents expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents an inventory write-off in our Asia Pacific segment associated with the impact of COVID-19.

Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$640,773	$331,549	$1,100,871	$612,709

GAAP selling, general and administrative expenses	$199,859	$123,338	$328,392	$236,688
Donations of inventory	—	(8,218)	—	(9,920)
COVID-19 severance costs	—	(2,403)	—	(2,403)
COVID-19 impact of bad debt expense (1)	—	(1,708)	—	(4,481)
Other COVID-19 costs (2)	—	(644)	—	(644)
Duplicate headquarters rent (3)	—	(487)	—	(694)
Other	—	(550)	—	(481)
Total adjustments	—	(14,010)	—	(18,623)
Non-GAAP selling, general and administrative expenses (4)	$199,859	$109,328	$328,392	$218,065

GAAP selling, general and administrative expenses as a percent of revenues	31.2%	37.2%	29.8%	38.6%
Non-GAAP selling, general and administrative expenses as a percent of revenues	31.2%	33.0%	29.8%	35.6%
(1) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific and Americas segments.
(2) Represents costs incurred in response to the COVID-19, including hazard pay, cleaning costs, and legal costs.
(3) Represents duplicate rent costs associated with our move to our new headquarters in Broomfield, Colorado.
(4) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
GAAP revenues	$640,773	$331,549	$1,100,871	$612,709

GAAP income from operations	$195,322	$56,595	$320,008	$77,407
Non-GAAP cost of sales adjustments (1)	1,115	3,208	2,100	4,135
Non-GAAP selling, general and administrative expenses adjustments (2)	—	14,010	—	18,623
Non-GAAP income from operations	$196,437	$73,813	$322,108	$100,165

GAAP operating margin	30.5%	17.1%	29.1%	12.6%
Non-GAAP operating margin	30.7%	22.3%	29.3%	16.3%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
GAAP income from operations	$195,322	$56,595	$320,008	$77,407
GAAP income before income taxes	190,566	54,694	313,154	73,472

Non-GAAP income from operations (1)	$196,437	$73,813	$322,108	$100,165
GAAP non-operating income (expenses):
Foreign currency losses, net	(117)	(687)	(621)	(918)
Interest income	71	49	98	146
Interest expense	(4,712)	(2,170)	(6,344)	(4,091)
Other income, net	2	907	13	928
Non-GAAP income before income taxes	$191,681	$71,912	$315,254	$96,230

GAAP income tax expense	$(128,388)	$(1,857)	$(104,198)	$5,830
Tax effect of non-GAAP operating adjustments	279	4,075	528	5,460
Impact of 2020 intra-entity IP transfer (2)	175,411	—	175,059	—
Non-GAAP income tax expense	$47,302	$2,218	$71,389	$11,290

GAAP effective income tax rate	(67.4)%	(3.4)%	(33.3)%	7.9%
Non-GAAP effective income tax rate	24.7%	3.1%	22.6%	11.7%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfer resulted in a step-up in the tax basis of intellectual property rights and a correlated increase in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of this transfer, including the release of the valuation allowance as a result of a tax law change.

Non-GAAP earnings per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Numerator:
GAAP net income	$318,954	$56,551	$417,352	$67,642
Non-GAAP cost of sales adjustments (1)	1,115	3,208	2,100	4,135
Non-GAAP selling, general and administrative expenses adjustments (2)	—	14,010	—	18,623
Non-GAAP other income adjustment (3)	—	(919)	—	(919)
Tax effect of non-GAAP adjustments	(175,690)	(4,075)	(175,587)	(5,460)
Non-GAAP net income	$144,379	$68,775	$243,865	$84,021
Denominator:
GAAP weighted average common shares outstanding - basic	63,595	67,416	64,526	67,674
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	1,045	622	1,218	990
GAAP weighted average common shares outstanding - diluted	64,640	68,038	65,744	68,664

GAAP net income per common share:
Basic	$5.02	$0.84	$6.47	$1.00
Diluted	$4.93	$0.83	$6.35	$0.99

Non-GAAP net income per common share:
Basic	$2.27	$1.02	$3.78	$1.24
Diluted	$2.23	$1.01	$3.71	$1.22
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) Represents a prior year fair value adjustment associated with our donations of inventory.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Third Quarter 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	23% to 25%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	24% to 26%

Full Year 2021:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	24%
Non-GAAP adjustments associated with distribution center investments	1%
Non-GAAP operating margin	25%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	(3)%
Non-GAAP adjustments associated with the 2020 intra-entity IP transfer	26%
Non-GAAP effective tax rate	23%

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2021	2020	2021	2020	Q2 2021-2020	YTD 2021-2020	Q2 2021-2020	YTD 2021-2020
	(in thousands)
Americas:
Wholesale	$168,069	$67,428	$312,842	$158,233	149.3%	97.7%	148.7%	98.0%
Direct-to-consumer (2)	237,611	104,156	369,247	161,075	128.1%	129.2%	127.2%	128.5%
Total Americas	405,680	171,584	682,089	319,308	136.4%	113.6%	135.6%	113.4%
Asia Pacific:
Wholesale	62,268	35,282	120,891	80,863	76.5%	49.5%	67.5%	42.5%
Direct-to-consumer	64,566	58,291	88,535	78,170	10.8%	13.3%	2.7%	5.4%
Total Asia Pacific	126,834	93,573	209,426	159,033	35.5%	31.7%	27.1%	24.3%
EMEA:
Wholesale	76,981	42,166	163,585	98,877	82.6%	65.4%	70.2%	55.3%
Direct-to-consumer	31,269	24,210	45,723	35,399	29.2%	29.2%	21.9%	22.7%
Total EMEA	108,250	66,376	209,308	134,276	63.1%	55.9%	52.6%	46.7%
Total segment revenues	640,764	331,533	1,100,823	612,617	93.3%	79.7%	88.4%	75.6%
Unallocated corporate and other	9	16	48	92	(43.8)%	(47.8)%	(43.8)%	(47.8)%
Total consolidated revenues	$640,773	$331,549	$1,100,871	$612,709	93.3%	79.7%	88.4%	75.6%

Total wholesale	$307,327	$144,892	$597,366	$338,065	112.1%	76.7%	106.0%	72.2%
Total direct-to-consumer	333,446	186,657	503,505	274,644	78.6%	83.3%	74.6%	79.8%
Total consolidated revenues	$640,773	$331,549	$1,100,871	$612,709	93.3%	79.7%	88.4%	75.6%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Direct-to-consumer revenues consist of sales generated through our company-operated retail stores (previously our “Retail” channel) and company-operated e-commerce websites and third-party e-commerce marketplaces (previously our “E-commerce” channel).

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	March 31, 2021	Opened	Closed	June 30, 2021
Company-operated retail locations:
Americas	165	—	1	164
Asia Pacific	135	7	—	142
EMEA	49	—	3	46
Total	349	7	4	352

	December 31, 2020	Opened	Closed	June 30, 2021
Company-operated retail locations:
Americas	165	—	1	164
Asia Pacific	137	7	2	142
EMEA	49	—	3	46
Total	351	7	6	352

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Digital sales as a percent of total revenues:
Americas	30.9%	58.4%	30.2%	44.8%
Asia Pacific	40.5%	46.6%	36.7%	37.5%
EMEA	52.5%	63.4%	47.4%	50.7%
Global	36.4%	56.1%	34.7%	44.2%